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Exhibit 11.

Computation of earnings per share first quarter 1999.


                                No. of Shares            Weight
                                -------------            ------

    06/30/98 Common stock                    5,516,527
                               -----------------------
                                             5,516,527      25%        1,379,132


   09/30/98 Common stock
                                             5,916,527
                               -----------------------
                                             5,916,527      25%        1,479,132

                                                                 ---------------

  12/31/98 Common stock
                                             5,916,527
                               -----------------------
                                             5,916,527      25%        1,479,132

                                                                 ---------------
  03/31/99 Common stock
                                             5,916,527
                               -----------------------
                                             5,916,527      25%        1,479,132

                                                                 ---------------

                                            23,266,108



             Weighted average number of shares                         5,816,528


Earnings per Common share:
          Net Income                          $217,840                 $    0.04